Exhibit 23.1

CHANG LEE LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of Enertopia Corporation on Form S-8 dated July 6, 2011 of our report dated November 25, 2010, appearing in the Annual Report on Form 10-K of Enertopia Corporation for the year ended August 31, 2010.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, British Columbia, Canada	/s/ CHANG LEE LLP
July 6, 2011	Chartered Accountants